Exhibit 32.2

CERTIFICATION OF THE
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Fly-E Group, Inc.(the “Company”) on Form 10-Q for the quarterly period ended September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Shiwen Feng, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a), or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company as of the dates and for the periods expressed in the Quarterly Report.

Date: November 19, 2024	By:	/s/ Shiwen Feng
Shiwen Feng
Chief Financial Officer
(Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.